Registration No. 333-233156

Registration No. 333-262233

As filed with the Securities and Exchange Commission on September 19, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-233156

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-262233

FORM S-8

Registration Statement
under
The Securities Act of 1933

SNDL INC.

(Exact name of registrant as specified in its charter)

Province of Alberta (State or other jurisdiction of incorporation or organization)	2833 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

#300, 919 – 11 Avenue SW

Calgary, AB T2R 1P3

(403) 948-5227

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SUNDIAL GROWERS INC. RESTRICTED AND PERFORMANCE SHARE UNIT PLAN JULY 29, 2019

SUNDIAL GROWERS INC. STOCK OPTION PLAN JULY 29, 2019

(Full title of the plans)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, NY 10036-8401

Telephone: +1 800 927 9801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Doreen E. Lilienfeld, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

(212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer 🗷	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

These Post-Effective Amendments No. 1 (this “Amendment”) to the Registration Statements on Form S-8, Registration Nos. 333-233156 and 333-262233, originally filed with the Securities and Exchange Commission (the “Commission”) on August 9, 2019 and January 19, 2022, respectively (the “Original Registration Statements”), is being filed by SNDL Inc. (the “Registrant”) (1) to amend the Original Registration Statements with the Part II Item 3 detailed in this Amendment and (2) for the purpose of filing the Consent of PricewaterhouseCoopers LLP as Exhibit 23.3 hereto. The Original Registration Statements are hereby amended to substitute Part II Item 3 and Item 8 of the Original Registration Statements with the Part II Item 3 and Item 8 of this Amendment. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the Commission on April 28, 2022 (File No. 001-39005);
(b)	The Registrant’s Current Reports on Form 6-K filed with the Commission on January 6, 2022, February 8, 2022, March 31, 2022, April 21, 2022, May 16, 2022, August 12, 2022, August 31, 2022 and September 19, 2022;
(c)	Exhibit 99.1 of the Registrant’s Current Report on Form 6-K filed with the Commission on June 30, 2022; and
(d)	The description of the Registrant’s Common Stock, which is contained in the Registrant’s registration statement on Form F-1 filed with the Commission on July 5, 2019 (File No. 333-232573), as amended and supplemented by Amendments No. 1 and 2 on Form F-1/A filed with the Commission on July 23, 2019 and July 30, 2019, respectively, and any other amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent specifically designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the Commission that are identified in such forms as being incorporated into the Original Registration Statements and prior to the filing of any post-effective amendments to the Original Registration Statements indicating that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into the Original Registration Statements and to be part hereof from the date of filing such documents.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	The Registrant’s Articles of Incorporation, as currently in effect (incorporated by reference to exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on August 8, 2019 (Commission File No. 333-233156))

4.2	The Registrant’s bylaws, as currently in effect (incorporated by reference to exhibit 3.2 to the Registrant’s registration statement on Form F-1/A, filed with the Commission on July 30, 2019 (File No. 333-232573))

4.3	Sundial Growers Inc. Restricted and Performance Share Unit Plan July 29, 2019 (incorporated by reference to Exhibit 4.2 to Registrant’s registration Statement on Form S-8, filed with the Commission on August 8, 2019 (Commission File No. 333-233156))

4.4	Sundial Growers Inc. Stock Option Plan July 29, 2019 (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on August 8, 2019 (Commission File No. 333-233156))

5.1*	Opinion of McCarthy Tétrault LLP, with respect to the legality of the securities being registered

23.1*	Consent of McCarthy Tétrault LLP (included in the opinion filed as Exhibit 5.1)

23.2*	Consent of KPMG LLP, independent registered public accounting firm

23.3**	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

24.1**	Power of Attorney (contained on the signature page hereto)

* Filed previously as an exhibit to the Registrant’s Registration Statement on Form S-8, filed on January 19, 2022

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New Canaan, State of Connecticut, on this 19th day of September, 2022.

SNDL INC.

By:	/s/ Zachary George
Name:	Zachary George
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Zachary George and James Keough as his or her true and lawful attorney-in-fact and agent, upon the action of any such appointee, with full power of substitution and re-substitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable SNDL Inc. to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this registration statement on Form S-8 (“Registration Statement”) under the Securities Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to such registration Statement and any amendments to such Registration Statement (including post-effective amendments), to file the same with all exhibits thereto and other documents in connection therewith with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed this 19th day of September, 2022 by the following persons in the following capacities:

Signature	Title

/s/ Zachary George	Chief Executive Officer and Director (Principal Executive Officer)
Zachary George

/s/ James Keough	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
James Keough

/s/ James Gregory Mills	Non-Executive Chairman and Director
James Gregory Mills

/s/ Gregory George Turnbull	Director
Gregory George Turnbull

/s/ Lori S. Ell	Director
Lori S. Ell

Director
Bryan Daniel Pinney

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the undersigned, solely in its capacity as the Registrant’s duly authorized representative in the United States, on September 19th, 2022.

/s/ Donald J. Puglisi
Donald J. Puglisi Managing Director Puglisi & Associates